UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Cavco Industries, Inc.

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Proxy Statement Supplement

This Proxy Statement Supplement (“Supplement”) provides additional, clarifying and corrective information with respect to the Cavco Industries, Inc. (“Cavco” or the “Company”) 2019 Annual Meeting of Stockholders, to be held on July 9, 2019 at 9:00 AM (local time), at the Company’s corporate offices located at 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012.

On or about June 6, 2019, the Company filed with the SEC and mailed to our stockholders of record as of May 24, 2019 a proxy statement (the “Original Proxy Statement”) describing the matters to be voted on at the Annual Meeting. All capitalized terms used in this Supplement and not otherwise defined herein have the meaning ascribed to them in the Original Proxy Statement. This Supplement should be read in conjunction with the Original Proxy Statement.

The Original Proxy Statement included various disclosures and tables describing and disclosing the number of meetings of the Board, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee that were attended by each of the Company’s directors during fiscal 2019.

This Supplement is being provided to supplement, clarify and correct certain of these disclosures relating to the number of total meetings of the Board and the committees of the Board held during fiscal 2019. Page 13 of the Original Proxy Statement included disclosures that there thirty-three (33) Audit Committee meetings in fiscal year 2019 for both regular or SEC Investigation matters, of which eighteen (18) were Sessions. This disclosure was incorrect; there were forty-eight (48) Audit Committee meetings in fiscal year 2019 for both regular or SEC Investigation matters, of which thirty-three (33) were Sessions.

The table and narrative below replaces in its entirety the table and narrative on page 16 of the Original Proxy Statement under the heading “Board and Committee Meetings” to: (i) provide corrected information with respect to the number of Audit Committee meetings in 2019 consistent with the previous paragraph, (ii) provide the total number of meetings for the Board, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Legal Compliance & Oversight Committee, and (iii) provide supplemental clarifying disclosure about the directors attendance at Board and committee meetings during fiscal 2019.
Board and Committee Meetings

Name	Board[1]	Audit[2]	Compensation	Corporate Governance and Nominating	Legal & Compliance Oversight[3]
Susan L. Blount	6	0	3	2	0
William C. Boor	13	48	4	1	0
Steven G. Bunger	13	48	4	3	0
David A Greenblatt	13	48	8	3	0
Jack Hanna	12	0	4	0	0
Richard A. Kerley	4	1	0	0	0
Julia W. Sze[4]	0	0	0	0	0

(1)	The Board held eight (8) special meetings relating to the SEC Investigation.

(2)	The Audit Committee held (a) five (5) regular meetings; and (b) ten (10) special meetings and thirty-three (33) sessions relating to the SEC Investigation.

(3)	The Legal & Compliance Oversight Committee was formed on February 7, 2019, but did not hold its first meeting until after the end of the 2019 fiscal year.

(4)	Ms. Sze joined the Board on May 29, 2019, after the end of fiscal year 2019.

All directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of our Board of which the director was a member (during the periods for which he or she served on the Board and such committees).